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                                                            EXHIBIT 4.15


          CERTIFICATE OF TRUST OF LOUIS DREYFUS NATURAL GAS TRUST II

     THIS Certificate of Trust of Louis Dreyfus Natural Gas Trust II (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Jeffrey A. Bonney, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 et seq.) (the "Act").

     1. NAME. The name of the business trust formed hereby is Louis Dreyfus Natural Gas Trust II.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a)(1) of the Act.


                              WILMINGTON TRUST COMPANY


                              By: /s/ James P. Lawler
                                  -----------------------------------
                              Name:  James P. Lawler
                              Title:  Vice President

                               /s/ Jeffrey A. Bonney
                               --------------------------------------
                              Name: Jeffrey A. Bonney